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EX-10 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MetLife Variable Annuity Separate Account II

We consent to the use of our report included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm".

/s/ KPMG LLP

Hartford, Connecticut
October 20, 2006